150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20150534022-04**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **12/07/2015 8:00 AM**
	Entity Number **E0123872015-2**

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Voice Life, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the Company's Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series B Convertible Preferred Shares, par value $0.001 per share, which shall consist of One Million (1,000,000) shares of common stock. These shares shall not have voting rights. These shares shall be convertible at a one-to-one bases. These shares shall have no other special or preferred rights.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20150538048-86**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **12/07/2015 8:31 AM**
	Entity Number **E0123872015-2**

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Voice Life, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the Company's Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series C Convertible Preferred Shares, par value $0.001 per share, which shall consist of Two Hundred Fifty Thousand (250,000) shares of common stock. These shares shall not have voting rights. These shares shall be convertible at a one-to-one bases. These shares shall have no other special or preferred rights.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20150538049-97
	Filing Date and Time: 12/07/2015 8:31 AM
	Entity Number: E0123872015-2

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Voice Life, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the Company's Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series D Convertible Preferred Shares, par value $0.001 per share, which shall consist of Two Hundred Fifty Thousand (250,000) shares of common stock. These shares shall not have voting rights. These shares shall be convertible at a one-to-one bases. These shares shall have no other special or preferred rights.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.